Exhibit 10.21
ARCH CAPITAL GROUP LTD.
Non-Qualified Stock Option Agreement
Outperformance Award
This Option Agreement (the “Agreement”), dated as of _________, 2024, between Arch Capital Group Ltd. (the “Company”), a Bermuda company, and _____________, an employee of the Company on the date hereof (the “Option Holder”).
WHEREAS, the Option Holder has entered into an Employment Agreement with the Company, dated ___________, as amended on ___________ (the “Employment Agreement”);
WHEREAS, the Option Holder has been granted the following award under the Company’s 2018 Long Term Incentive and Share Award Plan (the “Plan”);
FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the Company hereby grants to the Option Holder the option to purchase common shares, $0.0011 par value per share, of the Company (“Shares”), upon the following terms:
(a)Grant. The Option Holder is hereby granted an option (the “Option”) to purchase ___________ Shares (the “Option Shares”) pursuant to the Plan, the terms of which are incorporated herein by reference. The Option is granted as of _________, 2024 (the “Date of Grant”) and such grant is subject to the terms and conditions herein and the terms and conditions of the applicable provisions of the Plan. This Option shall not be treated as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended. In the event of any conflict between this Agreement and the Plan, the Plan shall control.
(b)Status of Option Shares. Upon issue, the Option Shares shall rank equally in all respects with the other Shares.
(c)Option Price. The purchase price for the Option Shares shall be, except as herein provided, _______ per Option Share, hereinafter sometimes referred to as the “Option Price,” payable immediately in full upon the exercise of the Option.
(d)Term of Option. The Option may be exercised only during the period (the “Option Period”) set forth in paragraph (f) below and shall remain exercisable until the tenth anniversary of the Date of Grant. Thereafter, the Option Holder shall cease to have any rights in respect thereof. The right to exercise the Option shall be subject to sooner termination or forfeiture as provided in paragraph (j) below.
(e)No Rights of Shareholder. The Option Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity.
(f)Vesting. Except as otherwise set forth in paragraph (j) below, the Option shall vest and become exercisable in a single installment on the third anniversary of the Date of Grant (the “Vesting Date”), subject to paragraph (j) below. Subject to paragraph (j) below, the Option may be exercised at any time or from time to time during the Option Period in regard to all or any portion of the Option which is then exercisable, as may be adjusted pursuant to paragraph (g) below.
(g)Anti-dilution Adjustment. For the avoidance of doubt, the terms of Section 4(c) of the Plan, relating to anti-dilution adjustments, will apply to the Option.
(h)Nontransferability. The Option, or any interest therein, may not be assigned or otherwise transferred, disposed of or encumbered by the Option Holder, other than by will or by the laws of descent and distribution. During the lifetime of the Option Holder, the Option shall be exercisable only by the Option Holder or by his or her guardian or legal representative. Notwithstanding the foregoing, the Option may be transferred by the Option Holder to members of his or her “immediate family” or to a trust or other entity established for the exclusive benefit of solely one or more members of the Option Holder’s “immediate family.” Any Option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, “immediate family” means the Option Holder’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in laws, and relationships arising because of legal adoption.
(i)Exercise of Option. In order to exercise the Option, the Option Holder shall, in the manner directed by the Company, specify the whole number of Option Shares in respect of which the Option is being exercised, accompanied by payment, in a manner acceptable to the Company (which shall include a broker assisted exercise arrangement), of the Option Price for the Option Shares for which the Option is being exercised. Payment to the Company in cash or Shares already owned by the Option Holder (provided that the Option Holder has owned such Shares for a minimum period of six months or has purchased such Shares on the open market) and having a total Fair Market Value equal to the exercise price, or in a combination of cash and such Shares, shall be deemed acceptable for purposes hereof. In addition, in lieu of making payment of the exercise price of the Option and receiving the number of Shares for which the Option is being exercised as described above, the Option Holder may instead elect to exercise the Option by making no cash exercise price payment but having the Company issue to the Option Holder the number of Shares (rounded down to the nearest whole number) equal to the net result obtained by (A) subtracting the exercise price per Share from the Fair Market Value per Share on the date of exercise, (B) multiplying the difference by the number of Shares for which the Option is being exercised, and (C) dividing the product by the Fair Market Value per Share on the date of exercise. For the avoidance of doubt, if the calculation in the immediately preceding sentence results in a negative number, no Shares will be issued upon exercise. Option Shares will be issued accordingly by the Company, and a share certificate dispatched or electronic delivery of such Option Shares to the Option Holder within 30 days.
The Company shall not be required to issue fractional Shares upon the exercise of the Option. If any fractional interest in a Share would be deliverable upon the exercise of the Option in whole or in part but for the provisions of this paragraph, the Company, in lieu of delivering any such fractional share therefor, shall pay a cash adjustment therefor in an amount equal to their Fair Market Value multiplied by the fraction of the fractional share which would otherwise have been issued hereunder. Anything to the contrary herein notwithstanding, the Company shall not be obligated to issue any Option Shares hereunder if the issuance of such Option Shares would violate the provision of any applicable law, in which event the Company shall, as soon as practicable, take whatever action it reasonably can so that such Option Shares may be issued without resulting in such violations of law.

(j)Termination of Service.
1.In the event the Option Holder’s employment with the Company terminates for any reason prior to the Vesting Date or notice of termination is provided by either party for any reason under the Employment Agreement prior to the Vesting Date (other than termination as set forth in paragraph (j)(3) below or due to the Option Holder’s death or Permanent Disability (as defined in the Employment Agreement)), the Option shall be immediately forfeited upon such termination or notice, as the case may be.
2.In the event the Option Holder ceases to be an employee of the Company due to the Option Holder’s death or Permanent Disability, the Option, to the extent not already vested and exercisable in full, shall become immediately vested and exercisable in full and shall continue to be exercisable by the Option Holder (or the Option Holder’s Beneficiary or estate in the event of the Option Holder’s death) for a period of three years following such termination of employment (but not beyond the Option Period).
3.In the event of a Change in Control (as defined in the Plan) in connection with which the Option is assumed by the surviving entity or otherwise equitably converted or substituted in connection therewith in a manner approved by the Committee or the Board and after which the Option Holder ceases to be an employee of the Company due to termination (A) by the Company not for Cause (as defined in the Employment Agreement) or (B) by the Option Holder for Good Reason (as defined in the Employment Agreement), in either case, on or before the second anniversary of the occurrence of the Change in Control, the Option, to the extent not already vested and exercisable in full, shall become immediately vested and exercisable in full and shall continue to be exercisable by the Option Holder for a period of 90 days following such termination of employment (but not beyond the Option Period).
4.In the event that notice of termination for any reason has not be provided by either party to the Employment Agreement prior to the Vesting Date and the Option Holder’s employment terminates after the Vesting Date for any reason (other than as set forth in paragraph (j)(3) above, due to termination of his or her employment by the Company or its Affiliate for Cause or due to his or her death or Permanent Disability), the Option shall continue to be exercisable on and after the Vesting Date in full by the Option Holder (or the Option Holder’s Beneficiary or estate in the event of the Option Holder’s death) for the remainder of the Option Period; provided, however, that the continued exercisability of the Option shall be conditioned on the Option Holder’s satisfaction in all respects of the Option Holder’s exercisability conditions set forth in Exhibit A hereto and the Option Holder’s compliance with the Option Holder’s covenants relating to confidentiality, intellectual property, and delivery of Company materials set forth in Articles 6, 7 and 8 of the Employment Agreement (which expressly survive the Option Holder’s termination of employment). In the event the Option Holder fails to satisfy any such conditions by engaging in the conduct set forth therein or fails to comply with any such covenants at any time during the term of the Option, the Option shall immediately cease to be exercisable and it shall be immediately forfeited.
5.In the event of a termination of the Option Holder’s employment for Cause, the Option shall immediately cease to be exercisable and shall be immediately forfeited.
6.For purposes of this Option, service with any of the Company’s Subsidiaries (as defined in the Plan) shall be considered to be service with the Company.
(k)Change in Control; Option Not Assumed. Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of a Change in Control in connection with which the Option is not assumed by the surviving entity or otherwise equitably converted or substituted in connection therewith in a manner approved by the Committee or the Board, the Option shall vest in full on the effective date of the Change in Control.
(l)Obligations as to Capital. The Company agrees that it will at all times maintain authorized and unissued share capital sufficient to fulfill all of its obligations under the Option.
(m)Transfer of Shares; Two Year Holding Period. The Option Holder shall not transfer, or engage in any hedging transaction with respect to, any of the net Option Shares (the Option Shares remaining after payment of the Option Price and applicable taxes owed as a result of the exercise of the Option) received upon exercise of the Option for at least two years after the date of exercise; provided, however, that this transfer restriction will not apply after a Change in Control or death of the Option Holder. In furtherance of this obligation, the Option Holder shall cause the net Option Shares to be maintained in the brokerage account designated by the Company for administration of the Company’s equity-based compensation plans for at least two years after the date of exercise or, if earlier, death of the Option Holder or a Change in Control. Following expiration of the foregoing transfer restriction, the Option, the Option Shares, or any interest in either, may only be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable United States federal and state securities laws and the terms and conditions hereof.
(n)Expenses of Issuance of Option Shares. The issuance of stock certificates or the electronic delivery of Option Shares upon the exercise of the Option in whole or in part, shall be without charge to the Option Holder. The Company shall pay any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the exercise of the Option in whole or in part or the resulting issuance of the Option Shares.
(o)Withholding. No later than the date of exercise of the Option granted hereunder, the Option Holder shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Option Holder, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option.
(p)References. References herein to rights and obligations of the Option Holder shall apply, where appropriate, to the Option Holder’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Option.
(q)Notices. Any notice required or permitted to be given under this agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

    If to the Company:

        Arch Capital Group Ltd.:
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08 Bermuda
Attn: Secretary

If to the Option Holder:

The last address delivered to the Company by the Option Holder in the manner set forth herein.
(r)Governing Law. This agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to principles of conflict of laws thereof.
(s)Severability. Whenever possible, each provision of this agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such provision or invalidity, without invalidating the remainder of this agreement.
(t)Entire Agreement. This agreement and the Plan constitute the entire agreement among the parties relating to the subject matter hereof, and any previous agreement or understanding among the parties with respect thereto is superseded by this agreement and the Plan.
(u)Counterparts. This agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the Date of Grant.

ARCH CAPITAL GROUP LTD.

By: /s/ François Morin
    Name: François Morin
    Title: EVP, CFO & Treasurer

     <first_name> <last_name>

By accepting this grant on-line, I hereby acknowledge that I have read and agree to the terms and conditions of the grant and of the 2018 Long Term Incentive and Share Award Plan (“Plan”) and that this shall constitute the same as my written signature. I also acknowledge that I have received a copy of the Plan Prospectus. Copies of the Plan and Plan Prospectus can be found in the “Messages” link of your account at Charles Schwab.

Exhibit A

Exercisability Conditions

I. Competition Condition. In the event the Option Holder shall, at any time during the term of the Option, directly or indirectly, own, manage, control, participate in, consult with, be employed by, render services for or in any manner engage in any Competitive Business (as defined below), the Option shall immediately cease to be exercisable and it shall be immediately forfeited.

For purposes hereof, “Competitive Business” means (i) any business competing with the businesses of the Company or any Company Affiliates (as defined below) as such businesses exist or are in process as of the date the Option Holder’s employment with the Company terminates, and (ii) any business that is materially competitive with the businesses that (I) are at the time in question being conducted by the Company or any Company Affiliates with which the Option Holder was involved to a material extent in the twelve (12) months prior to the date the Option Holder’s employment terminates, or (II) were, during the Option Holder’s employment, either being conducted by, or being actively developed by, the Company or any Company Affiliates with which the Option Holder was involved to a material extent in the twelve (12) months prior to the date the Option Holder’s employment terminates. It shall not be considered Competitive Business for the Option Holder to be a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Option Holder has no active participation in the business of such corporation.

“Company Affiliate” means any Person (as defined below), directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with the Company. For purposes hereof, (a) “Control” means the ownership, directly or indirectly, of (i) in the case of a corporation, Voting Securities (as defined below) representing 50% or more of the total voting power or value of all the then outstanding Voting Securities of such corporation or (ii) in the case of a partnership, limited liability company, association or other business entity (“Business Entity”), 50% or more of the partnership or other similar ownership interest of such Business Entity; and (b) “Voting Security” means any security of a corporation which carries the right to vote generally in the election of directors. For purposes of the definition of “Control,” (x) a Person will be deemed to have a 50% or more ownership interest in a Business Entity if such Person is allocated 50% or more of Business Entity gains or losses or controls the managing director or member or general partner of such Business Entity; and (y) “Controlling” and “Controlled” have meanings correlative thereto. “Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, an estate, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

II. Solicitation Condition. In the event the Option Holder shall, at any time during the term of the Option, directly or indirectly, (a) induce or attempt to induce any Relevant Employee (as defined below) of the Company or any Company Affiliate to leave the employ of the Company or a Company Affiliate, or in any way interfere with the relationship between the Company or a Company Affiliate and any Relevant Employee thereof or otherwise employ or receive the services of any individual who was a Relevant Employee of the Company or any Company Affiliate within the twelve-month period prior to such employment or receipt of services, or (b) induce or attempt to induce any Restricted Customer (as defined below) to cease doing business with the Company or any Company Affiliate, then, in any such case, the Option shall immediately cease to be exercisable and it shall be immediately forfeited.

For purposes of this Agreement, a “Relevant Employee” shall mean a director, officer, underwriter or manager of the Company or a Company Affiliate. A “Restricted Customer” shall mean any firm, company or Person who was a customer, investor, supplier, client, insured, reinsured, reinsurer, broker, agent, licensee or other business relation of the Company or a Company Affiliate and with whom the Option Holder had material dealings during the twelve (12) months prior to the date the Option Holder’s employment with the Company terminates.

III. Disparagement. In the event that, at any time during the term of the Option, the Option Holder disparages or encourages or induces others to disparage the Company, any Company Affiliates or any of their respective employees that were employed during the Option Holder’s employment with the Company, or any of their respective past and present, officers, directors, products or services (the “Company Parties”) then, the Option shall immediately cease to be exercisable and it shall be immediately forfeited. For purposes of this paragraph, the term “disparage” includes, without limitation, comments or statements to the press, over the Internet, to the Company or its employees or to any individual or entity with whom the Company has a business relationship (including, without limitation, any vendor, supplier, customer, distributor, shareholder or stock market analyst), or any public statement, that in each case is intended to, or can be reasonably expected to, damage any of the Company Parties in more than a de minimis manner. Notwithstanding the foregoing, forfeiture of the Option shall not occur as a result of the Option Holder making any truthful statement to the extent, but only to the extent, (A) necessary with respect to any litigation, arbitration or mediation involving this Agreement, in the forum in which such litigation, arbitration or mediation properly takes place or (B) required by law, legal process or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction over the Option Holder. Further, forfeiture of the Option shall not occur as a result of the Option Holder making any disclosure of information or documents to any governmental agency or legislative body, any self-regulatory organization, the Legal Department of the Company, and/or pursuant to the whistleblower provisions of the Dodd-Frank Act or Sarbanes-Oxley Act.

IV. Effect of Failure to Satisfy Conditions. For the avoidance of doubt, in the event the Option Holder fails to satisfy any of the conditions on exercisability set forth in this Exhibit A by engaging in the conduct set forth herein, the sole consequence under this Agreement shall be that the Option will immediately cease to be exercisable and it will be immediately forfeited. Notwithstanding the foregoing, the Employment Agreement, including the restrictive covenants set forth therein, shall remain in full force and effect in accordance with the terms thereof.